QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Report of Independent Accountants

To the Board of Directors and Stockholders of Casella Waste Systems, Inc.:

In our opinion, the accompanying consolidated balance sheet as of April 30, 2002 and the related consolidated statements of operations, of redeemable convertible preferred stock and stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Casella Waste Systems, Inc. and its subsidiaries at April 30, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. The financial statements of the Company as of April 30, 2001 and for each of the two years in the period ended April 30, 2001 were audited, prior to the revisions described in Note 2, by other independent accountants who have ceased operations. Those independent accountants expressed an unqualified opinion on those financial statements in their report dated July 19, 2001.

        As discussed in Note 2 to the financial statements, on May 1, 2001, the Company changed its method of accounting for derivative instruments and hedging activities.

        As discussed above, the financial statements of the Company as of April 30, 2001, and for each of the two years in the period ended April 30, 2001, were audited by other independent accountants who have ceased operations. As described in Note 2, these financial statements have been revised to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company as of May 1, 2002, and the reclassification of net assets of discontinued operations and net assets held for sale required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. We audited the transitional disclosures and reclassifications described in Note 2. In our opinion, the transitional disclosures for 2001 and 2000 and reclassifications for April 30, 2001 in Note 2 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 or 2000 financial statements of the Company other than with respect to such disclosures and reclassifications and, accordingly, we do not express an opinion or any other form of assurance on the 2001 or 2000 financial statements taken as a whole.

/S/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Casella Waste Systems, Inc.:

        We have audited the accompanying consolidated balance sheets of Casella Waste Systems, Inc. (a Delaware Corporation) and subsidiaries as of April 30, 2000 and 2001, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity and cash flows for each of the three years ended April 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Casella Waste Systems, Inc. and subsidiaries as of April 30, 2000 and 2001, and the consolidated results of their operations and their consolidated cash flows for each of the three years ended April 30, 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

Boston, Massachusetts
July 19, 2001

        The above report of Arthur Andersen LLP is a copy of the previously issued report of Arthur Andersen LLP and the report has not been reissued by Arthur Andersen LLP.

        The attached financials do not include the statement of financial position as of April 30, 2000, and the related consolidated statements of operations, of redeemable convertible preferred stock and stockholders' equity, and of cash flows for the year ended April 30, 1999. As discussed in Note 2, the Company has revised its financial statements for the year ended April 30, 2001 and 2000 to include the transitional disclosures required by Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets and, as of April 30, 2001, the reclassification of net assets of discontinued operations and net assets held for sale required by Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Arthur Andersen LLP report does not extend to these changes. The revisions to the 2001 and 2000 financial statements related to these transitional disclosures and reclassifications were reported on by PricewaterhouseCoopers LLP, as stated in their report appearing herein.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2001	April 30, 2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,001	$4,298
Restricted cash	7,175	10,286
Accounts receivable—trade, net of allowance for doubtful accounts of $4,904 and $786	51,776	43,130
Notes receivable—officers/employees	1,953	1,105
Prepaid expenses	5,669	3,156
Inventory	3,017	2,410
Investments	3,641	62
Deferred income taxes	8,015	8,767
Assets held for sale	44,225	2,447
Other current assets	2,763	2,267

Total current assets	150,235	77,928

Property, plant and equipment, net of accumulated depreciation and amortization of $125,160 and $163,521	290,537	287,115
Intangible assets, net	237,573	228,451
Restricted cash	2,902	2
Deferred income taxes	5,259	648
Investments in unconsolidated entities	21,844	26,865
Other non-current assets	2,593	860

	560,708	543,941

	$710,943	$621,869

The accompanying notes are an integral part of these consolidated financial statements

	April 30, 2001	April 30, 2002
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6,690	$6,436
Current maturities of capital lease obligations	1,429	1,816
Accounts payable	29,158	23,690
Accrued payroll and related expenses	2,542	5,813
Accrued interest	4,880	1,481
Accrued income taxes	3,388	3,676
Accrued closure and post-closure costs, current portion	77	6,465
Liabilities of operations held for sale	24,650	828
Other accrued liabilities	22,364	23,706

Total current liabilities	95,178	73,911

Long-term debt, less current maturities	350,511	277,545
Capital lease obligations, less current maturities	4,593	3,051
Accrued closure and post-closure costs, less current maturities	17,153	18,307
Minority interest	677	523
Other long-term liabilities	12,160	11,006
COMMITMENTS AND CONTINGENCIES
Series A redeemable, convertible preferred stock, 55,750 shares authorized, issued and outstanding as of April 30, 2001 and 2002, liquidation preference of $1,000 per share plus accrued but unpaid dividends	57,720	60,730
STOCKHOLDERS' EQUITY:
Class A common stock—
Authorized—100,000,000 shares, $0.01 par value issued and outstanding—22,198,000 and 22,667,000 shares as of April 30, 2001 and 2002, respectively	222	227
Class B common stock—
Authorized—1,000,000 shares, $0.01 par value 10 votes per share, issued and outstanding—988,000 shares	10	10
Accumulated other comprehensive (loss) income	586	(4,250)
Additional paid-in capital	271,502	272,697
Accumulated deficit	(99,369)	(91,888)

Total stockholders' equity	172,951	176,796

	$710,943	$621,869

The accompanying notes are an integral part of these consolidated financial statements

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Fiscal Year Ended April 30,
	2000	2001	2002
Revenues	$315,013	$479,816	$420,821
Operating Expenses:
Cost of operations	195,495	323,703	275,706
General and administration	40,003	62,612	53,105
Depreciation and amortization	38,343	52,883	50,696
Impairment charge	—	59,619	—
Restructuring charge	—	4,151	(438)
Legal settlements	—	4,209	—
Other miscellaneous charges	—	1,604	—
Merger-related costs	1,490	—	—

	275,331	508,781	379,069

Operating income (loss)	39,682	(28,965)	41,752

Other (income)/expense, net:
Interest income	(1,234)	(2,941)	(880)
Interest expense	16,907	41,588	31,451
(Income) loss from equity method investments, net	1,062	26,256	(1,899)
Minority interest	502	1,026	(154)
Other (income)/expense, net	640	78	(4,480)

Other expense, net	17,877	66,007	24,038

Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary item and cumulative effect of change in accounting principle	21,805	(94,972)	17,714
Provision (benefit) for income taxes	10,615	(12,731)	5,887

Net income (loss) from continuing operations before discontinued operations, extraordinary item and cumulative effect of change in accounting principle	11,190	(82,241)	11,827
Discontinued Operations:
(Loss) income from discontinued operations (net of income taxes of $1,471 in 2000 and tax benefit of $8,781 in 2001)	1,884	(15,448)	—
Estimated loss on disposal of discontinued operations (net of income tax benefit of $891, $1085 and $157)	(1,393)	(3,846)	(4,096)
Extraordinary item—early extinguishment of debt, (net of income tax benefit of $448)	(631)	—	—
Cumulative effect of change in accounting principle (net of income tax benefit of $170)	—	—	(250)

Net income (loss)	11,050	(101,535)	7,481
Preferred stock dividend	—	1,970	3,010

Net income (loss) available to common stockholders	$11,050	$(103,505)	$4,471

The accompanying notes are an integral part of these consolidated financial statements.

	Fiscal Year Ended April 30,
	2000	2001	2002
Earnings Per Share:
Basic:
Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary item and cumulative effect of change in accounting principle	$0.59	$(3.63)	$0.38
(Income) loss from discontinued operations, net	0.10	(0.66)	—
Estimated loss on disposal of discontinued operations, net	(0.07)	(0.17)	(0.18)
Extraordinary item, net	(0.03)	—	—
Cumulative effect of change in accounting principle, net	—	—	(0.01)

Net income (loss) per common share	$0.59	$(4.46)	$0.19

Basic weighted average common shares outstanding	18,731	23,189	23,496

Diluted:
Income (loss) from continuing operations before income taxes, discontinued operations, extraordinary item and cumulative effect of change in accounting principle	$0.57	$(3.63)	$0.37
(Income) loss from discontinued operations, net	0.10	(0.66)	—
Estimated loss on disposal of discontinued operations, net	(0.07)	(0.17)	(0.17)
Extraordinary item, net	(0.03)	—	—
Cumulative effect of change in accounting principle, net	—	—	(0.01)

Net income (loss) per common share	$0.57	$(4.46)	$0.19

Diluted weighted average common shares outstanding	19,272	23,189	24,169

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY

(In thousands)

			Stockholders' Equity
	Series A Redeemable Convertible Preferred Stock
			Class A Common Stock		Class B Common Stock
	# of Shares	Amount	# of Shares	Par Value	# of Shares	Par Value
Balance, April 30, 1999	—	$—	14,869	$149	988	$10
Issuance of Class A common stock and stock options—KTI acquisition	—	—	7,152	72	—	—
Issuance of Class A common stock from the exercise of stock warrants/options and employee stock purchase plan	—	—	194	1	—	—
Equity transactions of majority-owned subsidiary	—	—	—	—	—	—
Net income	—	—	—	—	—	—
Unrealized loss on securities	—	—	—	—	—	—
Total comprehensive income	—	—	—	—	—	—

Balance, April 30, 2000	—	$—	22,215	$222	988	$10

Issuance of Class A common stock from the exercise of stock options and employee stock purchase plan	—	—	32	—	—	—
Issuance of Series A redeemable convertible preferred stock	56	55,750	—	—	—	—
Accrual of preferred stock dividend	—	1,970	—	—	—	—
Equity transactions of majority-owned subsidiary	—	—	—	—	—	—
Net loss	—	—	—	—	—	—
Unrealized gain on securities	—	—	—	—	—	—
Total comprehensive loss	—	—	—	—	—	—
Other	—	—	(49)	—	—	—

Balance, April 30, 2001	56	$57,720	22,198	$222	988	$10

Issuance of Class A common stock	—	—	12	—	—	—
Issuance of Class A common stock from the exercise of stock warrants, options and employee stock purchase plan	—	—	457	5	—	—
Accrual of preferred stock dividend	—	3,010	—	—	—	—
Net income	—	—	—	—	—	—
Unrealized gain/(loss) on securities, net of reclassification adjustments	—	—	—	—	—	—
Change in fair value of interest rate swaps and commodity hedges, net of reclassification adjustments	—	—	—	—	—	—
Total comprehensive income	—	—	—	—	—	—
Other	—	—	—	—	—	—

Balance, April 30, 2002	56	$60,730	22,667	$227	988	$10

	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity	Total Comprehensive Income (Loss)
Balance, April 30, 1999	$154,733	$(6,914)	$—	$147,978
Issuance of Class A common stock and stock options—KTI acquisition	113,788	—	—	113,860
Issuance of Class A common stock from the exercise of stock warrants/options and employee stock purchase plan	859	—	—	860
Equity transactions of majority-owned subsidiary	1,275	—	—	1,275
Net income	—	11,050	—	11,050	$11,050
Unrealized loss on securities	—	—	(305)	(305)	(305)

Total comprehensive income	—	—	—	—	$10,745

Balance, April 30, 2000	$270,655	$4,136	$(305)	$274,718

Issuance of Class A common stock from the exercise of stock options and employee stock purchase plan	258	—	—	258
Issuance of Series A redeemable convertible preferred stock	(1,009)	—	—	(1,009)
Accrual of preferred stock dividend	—	(1,970)	—	(1,970)
Equity transactions of majority-owned subsidiary	1,506	—	—	1,506
Net loss	—	(101,535)	—	(101,535)	$(101,535)
Unrealized gain on securities	—	—	891	891	891

Total comprehensive loss	—	—	—	—	$(100,644)

Other	92	—	—	92

Balance, April 30, 2001	$271,502	$(99,369)	$586	$172,951

Issuance of Class A common stock	138	—	—	138
Issuance of Class A common stock from the exercise of stock warrants, options and employee stock purchase plan	4,063	—	—	4,068
Accrual of preferred stock dividend	(3,010)	—	—	(3,010)
Net income	—	7,481	—	7,481	$7,481
Unrealized gain/(loss) on securities, net of reclassification adjustments	—	—	(586)	(586)	(586)
Change in fair value of interest rate swaps and commodity hedges, net of reclassification adjustments	—	—	(4,250)	(4,250)	(4,250)

Total comprehensive income	—	—	—	—	$2,645

Other	4	—	—	4

Balance, April 30, 2002	$272,697	$(91,888)	$(4,250)	$176,796

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Fiscal Year Ended April 30,
	2000	2001	2002
Cash Flows from Operating Activities:
Net income (loss)	$11,050	$(101,535)	$7,481

Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	38,343	52,883	50,696
Loss (income) from discontinued operations, net	(1,884)	15,448	—
Estimated loss on disposal of discontinued operations, net	1,393	3,846	4,096
Extraordinary item, net	631	—	—
(Income) loss from equity method investments	1,062	26,256	(1,899)
Impairment charge	—	59,619	—
Loss from commodity hedge contracts, net	—	—	1,289
Gain on investments, net	—	(3,131)	(1,216)
(Gain) loss on sale of equipment	840	1,101	(76)
Gain on sale of assets	—	—	(4,848)
Minority interest	502	1,026	(154)
Deferred income taxes	11,939	(10,866)	5,593
Changes in assets and liabilities, net of effects of acquisitions and divestitures—
Accounts receivable	(17,320)	16,692	8,055
Accounts payable	1,433	(6,643)	(5,564)
Other assets and liabilities	409	9,071	5,077

	37,348	165,302	61,049

Net Cash Provided by Operating Activities	48,398	63,767	68,530

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(81,838)	(9,331)	(4,601)
Proceeds from divestitures, net of cash divested	—	15,814	31,216
Additions to property, plant and equipment	(68,575)	(61,518)	(37,674)
Proceeds from sale of equipment	1,317	2,298	1,938
Proceeds from sale of investments	—	6,718	3,530
Advances to unconsolidated entities	(5,580)	(9,546)	(3,942)
Other	(412)	—	—

Net Cash Used In Investing Activities	(155,088)	(55,565)	(9,533)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	423,955	49,590	73,384
Principal payments on long-term debt	(309,667)	(87,331)	(147,009)
Proceeds from equity transactions of majority-owned subsidiary	1,275	1,506	—
Proceeds from exercise of stock options	860	259	3,560
Proceeds from the issuance of Series A redeemable, convertible preferred stock, net	—	54,741	—

Net Cash (Used In) Provided by Financing Activities	116,423	18,765	(70,065)

Cash used in discontinued operations	(6,140)	(12,754)	(6,635)
Net (decrease) increase in cash and cash equivalents	3,593	14,213	(17,703)
Cash and cash equivalents, beginning of period	4,195	7,788	22,001

Cash and cash equivalents, end of period	$7,788	$22,001	$4,298

The accompanying notes are an integral part of these consolidated financial statements.

	Fiscal Year Ended April 30,
	2000	2001	2002
Supplemental Disclosures of Cash Flow Information:
Cash paid (received) during the year for
Interest	$12,514	$37,484	$32,887
Income taxes, net of refunds	$1,876	$(1,773)	$(1,267)
Supplemental disclosures of non-cash investing and financing activities:
Summary of entities acquired in purchase business combinations
Fair market value of assets acquired	$519,054	$22,602	$7,377
Notes receivable exchanged for assets	—	(13,263)	—
Common stock and stock options issued	(113,860)	—	—
Cash paid, net	(81,838)	(9,335)	(4,601)

Liabilities Assumed, Notes Payable and Notes Receivable Forgiven to Seller	$323,356	$4	$2,776

Common Stock and Stock Options Issued as Compensation	$—	$—	$650

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except for per share data)

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Casella Waste Systems, Inc. ("the Company") is a regional, integrated solid waste services company, that provides collection, transfer, disposal and recycling services, primarily in the eastern United States. The Company markets recyclable metals, aluminum, plastics, paper and corrugated cardboard which has been processed at its facilities as well as recyclables purchased from third parties. The Company also generates and sells electricity under a long-term contract at a waste-to-energy facility, Maine Energy Recovery Company LP ("Maine Energy") (see Note 9).

        A summary of the Company's significant accounting policies follows:

(a)    Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly owned and majority owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

(b)    Use of Estimates and Assumptions

        The Company's preparation of its financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. The estimates and assumptions will also affect the reported amounts for certain revenues and expenses during the reporting period. Listed below are the estimates and assumptions that the Company considers to be significant in the preparation of its financial statements.

  Landfill Accounting—Capitalized Costs and Amortization

        The Company uses life-cycle accounting and the units-of-production method to recognize certain landfill costs. Under life-cycle accounting, all costs related to acquisition, construction, closure and post-closure of landfill sites are capitalized or accrued and charged to income based on tonnage placed into each site. The Company routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments is realizable. The Company's judgments regarding the existence of impairment indicators are based on regulatory factors, market conditions and operational performance of its landfills.

        Units-of-production amortization rates are determined annually for each of the Company's operating landfills, and such rates are based on estimates provided by its engineers and accounting personnel and consider the information provided by surveys, which are performed at least annually.

  Landfill Accounting—Accrued Closure and Post-Closure Costs

        Accrued closure and post-closure costs represent future estimated costs related to monitoring and maintenance of a solid waste landfill, after a landfill facility ceases to accept waste and closes. The Company provides accruals for these estimated future costs on an undiscounted basis as the remaining permitted airspace of such facilities is consumed.

  Recovery of Long-Lived Assets

        In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company continually reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the remaining estimated useful life of such assets might warrant revision or that the balances may not be recoverable. An impairment loss is recorded if the amount by which the carrying amount of the assets exceeds their fair market value. Fair market value is usually determined based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. In instances where goodwill is identified with assets that are subject to an impairment loss, the carrying amount of the identified goodwill is reduced before making any reduction to the carrying amounts of other long-lived assets.

  Allowance for Doubtful Accounts

        The Company estimates allowance for bad debts based on historical collection experience, current trends, credit policy and a review of accounts receivable by aging category.

  Self Insurance Reserves

        The Company is self insured for vehicles and worker's compensation. Through the use of actuarial calculations, the Company estimates the amounts required to settle insurance claims. The actuarially determined liability is calculated in part by past claims experience, which considers both frequency and settlement of claims.

  Discontinued Operations

        Discontinued businesses are carried at estimated net realizable value less costs to be incurred through the date of disposition. Net assets of discontinued operations are stated at their expected net realizable values and have been separately classified in the accompanying consolidated balance sheets.

  Income Taxes

        The Company uses estimates to determine its provision for income taxes and liabilities and any valuation allowance recorded against its net deferred tax assets. Valuation allowances have been established for the possibility that tax benefits may not be realized for certain deferred tax assets.

(c)    Revenue Recognition

        The Company recognizes collection, transfer, recycling and disposal revenues as the services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

        Revenues from the sale of electricity to local utilities by the Company's waste-to-energy facility (see Note 9) are recorded at the contract rate specified by its power purchase agreement as the electricity is delivered.

        Revenues from the sale of recycled materials are recognized upon shipment. Rebates to certain municipalities based on sales of recyclable materials are recorded upon the sale of such recyclables to third parties and are included as a reduction to revenues. Revenues for processing of recyclable materials are recognized when the related service is provided.

        Revenues from brokerage are recognized at the time of shipment.

(d)    Fair Value of Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, trade receivables, investments in closure trust funds, trade payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values. See Note 8 for the terms and carrying values of the Company's various debt instruments.

(e)    Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with maturities of three months or less to be cash equivalents.

(f)    Inventory

        Inventory includes secondary fibers, recyclables ready for sale and supplies and is stated at the lower of cost (first-in, first-out) or market. Inventory consisted of finished goods and supplies of approximately $2,651 and $2,410 at April 30, 2001 and 2002, respectively, and raw materials of $366 and $0 at April 30, 2001 and 2002, respectively.

(g)    Investments

        In accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company classifies its investment in equity securities as "available for sale." Accordingly, the carrying value of the securities is adjusted to fair value through other comprehensive (loss) income.

        In October, 2001, the Company sold its remaining Bangor Hydro Warrants for $3,530. The resulting gain of $1,654 is included in other income. $1,038 (net of taxes of $707) of the gain was reclassified from other comprehensive (loss) income. The Company used the specific identification method as a basis for calculating the gain on sale.

        At April 30, 2002, the Company wrote down to fair value certain equity security investments. The write down, which was reclassified from other comprehensive (loss) income, amounted to $438 and was due to a decline in the fair value which, in the opinion of management, was considered to be other than temporary. The write down is included in other (income)/expense in the accompanying statement of operations.

        As of April 30, 2001 and 2002, the fair value of investments was approximately $3,641 and $62, respectively, which is included in investments in the accompanying consolidated balance sheets. Unrealized holdings gains/(losses) on such securities, which are included net of tax in stockholders' equity as of April 30, 2001 and 2002, amounted to $586 (net of taxes of $399) and $0, respectively.

(h)    Property, Plant and Equipment

        Property, plant and equipment are recorded at cost, less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows (See Note 5):

Asset Classification	Estimated Useful Life
Buildings and improvements	10-35 years
Machinery and equipment	2-15 years
Rolling stock	1-12 years
Containers	2-12 years

        The cost of maintenance and repairs is charged to operations as incurred.

        Capitalized landfill costs include expenditures for land and related airspace, permitting costs and preparation costs. Landfill permitting and preparation costs represent only direct costs related to these activities, including legal, engineering and construction. Landfill preparation costs include the costs of construction associated with excavation, liners, site berms and the installation of leak detection and leachate collection systems. Interest is capitalized on landfill permitting and construction projects while the assets are undergoing activities to ready them for their intended use. The interest capitalization rate is based on the Company's weighted average cost of indebtedness. Interest capitalized for the years ended April 30, 2000, 2001 and 2002 was $640, $373 and $437, respectively. Management routinely reviews its investment in operating landfills, transfer stations and other significant facilities to determine whether the costs of these investments are realizable.

        Landfill permitting, acquisition and preparation costs, excluding the estimated residual value of land, are amortized as landfill airspace is consumed. In determining the amortization rate for these landfills, preparation costs include the total estimated costs to complete construction of the landfills' permitted and permittable capacity. To be considered permittable, airspace must meet all of the following criteria: the Company must control the land on which the expansion is sought; all technical siting criteria have been met or a variance has been obtained or is reasonably expected to be obtained; no legal or political impediments have been identified which the Company believes will not be resolved in its favor; the Company is actively working on obtaining any necessary permits and expects that all required permits will be received within the next two to five years; and senior management has approved the project. Units-of-production amortization rates are determined annually for each of the Company's operating landfills. The rates are based on estimates provided by the Company's engineers and accounting personnel and consider the information provided by surveys, which are performed at least annually.

(i)    Intangible Assets

        Covenants not to compete and customer lists are amortized using the straight-line method over their estimated useful lives, typically no more than 10 years. Deferred debt acquisition costs are capitalized and amortized over the life of the related debt using the effective interest method (See Note 6).

        Goodwill is the cost in excess of fair value of identifiable assets of acquired businesses and has been amortized through April 30, 2002 using the straight-line method over periods not exceeding 40 years. In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. These standards, among other things, significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives (see Note 1(o)).

        In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company continually reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the remaining estimated useful life of such assets might warrant revision or that the balances may not be recoverable.

        As a result of the factors discussed in Note 14, during 2001, the Company recorded a charge of $59,619 to reduce certain assets (mainly goodwill arising from the acquisition of KTI, see Note 3), to their estimated fair value.

(j)    Investments in Unconsolidated Entities

        The Company entered into an agreement in July 2000 with Louisiana-Pacific to combine their respective cellulose insulation businesses into a single operating entity, US GreenFiber LLC ("GreenFiber") under a joint venture agreement effective August 1, 2000. The Company contributed the operating assets of its cellulose insulation manufacturing business together with $1,000 in cash. There was no gain or loss recognized on this transaction. The Company's investment in GreenFiber amounted to $17,881 and $21,672 at April 30, 2001 and 2002, respectively.

        A portion of the Company's 50% interest in New Heights was sold in September 2001 for consideration of $250. The Company retained an interest of 9.95% in the tire assets of New Heights, as well as financial obligations related solely to the New Heights power plant. In addition, the Company has an interest in certain notes granted by New Heights collectively valued at approximately $9,000, payment of which is contingent upon certain events. The Company will record the contingent consideration when the contingency is removed. The Company's investment in New Heights amounted to $3,963 and $2,113 at April 30, 2001 and 2002, respectively.

        The Company sold 80.1% of Recovery Technologies Group, Inc. ("RTG") in September, 2001 as part of the sale of the tire processing business. The Company retained a 19.9% indirect interest in the RTG tire collection and processing business which is valued at $3,080 at April 30, 2002.

        The Company accounts for its 50% ownership in GreenFiber as well as its retained investment in the New Heights project under the equity method of accounting.

(k)    Income Taxes

        The Company records income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred income taxes are recognized based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using currently enacted tax rates.

(l)    Accrued Closure and Post-Closure Costs

        Accrued closure and post-closure costs include the current and non-current portion of accruals associated with obligations for closure and post-closure of the Company's operating and closed landfills. The Company, based on input from its engineers, accounting personnel and consultants, estimates its future cost requirements for closure and post-closure monitoring and maintenance for solid waste landfills based on its interpretation of the technical standards of the U.S. Environmental Protection Agency's Subtitle D regulations and the air emissions standards under the Clean Air Act as they are being applied on a state-by-state basis. Closure and post-closure monitoring and maintenance costs represent the costs related to cash expenditures yet to be incurred when a landfill facility ceases to accept waste and closes.

        Accruals for closure and post-closure monitoring and maintenance requirements consider final capping of the site, site inspection, groundwater monitoring, leachate management, methane gas control and recovery, and operation and maintenance costs to be incurred during the period after the facility closes. Certain of these environmental costs, principally capping and methane gas control costs, are also incurred during the operating life of the site in accordance with the landfill operation requirements of Subtitle D and the air emissions standards. Reviews of the future cost requirements for closure and post-closure monitoring and maintenance for the Company's operating landfills by the Company's engineers, accounting personnel and consultants are performed at least annually and are the basis upon which the Company's estimates of these future costs and the related accrual rates are revised. The Company provides accruals for these estimated costs as the remaining permitted airspace of such facilities is consumed.

        The Company operates in states which require a certain portion of landfill closure and post-closure obligations to be secured by financial assurance, which may take the form of restricted cash, surety bonds and letters of credit. Surety bonds securing closure and post-closure obligations at April 30, 2001 and 2002 totaled $14,424 and $13,654, respectively.

(m)    Comprehensive (Loss) Income

        Comprehensive (loss) income is defined as the change in net assets of a business enterprise during a period from transactions generated from non-owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. Accumulated other comprehensive (loss) income included in the accompanying balance sheets consists of unrealized gains and losses on the Company's available for sale securities, change in the fair market value of the Company's interest swap and commodity hedge agreements as well as the cumulative effect of the change in accounting principle relative to the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (See Note 2).

(n)    Earnings per Share

        Basic earnings per share is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is based on the combined weighted average number of common shares and common share equivalents outstanding, which include, where appropriate, the assumed exercise of employee stock options and the conversion of convertible debt and convertible preferred stock. In computing diluted earnings per share, the Company utilizes the treasury stock method with regard to employee stock options and the "if converted" method with regard to its convertible debt and preferred stock.

(o)    New Accounting Pronouncements

        In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. These new standards significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments of existing goodwill. The effective date for SFAS No. 142 is fiscal years beginning after December 15, 2001.

        SFAS No. 142, among other things, eliminates the amortization of goodwill and requires an annual assessment of goodwill impairment by applying a fair value based test. SFAS No. 142 requires that any goodwill recorded in connection with an acquisition consummated on or after July 1, 2001 not be amortized. Accordingly, during the fiscal year ended April 30, 2002, the Company did not record goodwill amortization expense of approximately $18 related to three acquisitions consummated after June 30, 2001. In connection with our adoption of SFAS No. 142 as of May 1, 2002, goodwill was determined to be impaired and the amount of $62,826 (net of estimated tax benefit of $187) was charged to earnings as a cumulative effect of a change in accounting principle. Remaining goodwill will be tested for impairment on an annual basis and further impairment charges may result. In accordance with the non-amortization provisions of SFAS No. 142, remaining goodwill will not be amortized going forward. As a result, it is estimated that operating income will increase by approximately $6,285 per year. See Note 2(b) for transitional disclosures regarding the Company's adoption of SFAS 142.

        In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

        In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long Lived Assets. SFAS No. 144 supercedes SFAS No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of. SFAS No. 144 addresses financial accounting and reporting for the impairment of long lived assets held for use and for long-lived assets that are to be disposed of by sale (including discontinued operations). SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. See Note 2(c) for the impact on the Company's statement of financial position.

(p)    Concentrations of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentration of credit risk with respect to accounts receivable is limited because a large number of geographically diverse customers comprise the Company's customer base, thus spreading the trade credit risk. For the years ended April 30, 2001 and 2002, no single group or customer represents greater than 2.0% of total accounts receivable. The Company controls credit risk through credit evaluations, credit limits, and monitoring procedures. The Company performs credit evaluations for commercial and industrial customers and performs ongoing credit evaluations of its customers, but generally does not require collateral to support accounts receivable. Credit risk related to derivative instruments results from the fact the Company enters into interest rate and commodity price swap agreements with various counterparties. However, the Company monitors its derivative positions by regularly evaluating positions and the credit worthiness of the counterparties.

2.    ADOPTION OF NEW ACCOUNTING STANDARDS

(a)    SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities

        The Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, on May 1, 2001. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company's objective for utilizing derivative instruments is to reduce its exposure to fluctuations in cash flows due to changes in the variable interest rates under its credit facility and changes in the commodity prices of recycled paper.

        The Company's strategy to hedge against fluctuations in variable interest rates involves entering into interest rate swaps that are specifically designated to existing interest payments under the credit facility and accounted for as cash flow hedges pursuant to SFAS No. 133. The Company has six interest rate swaps outstanding, expiring at various times between January and April 2003 with an aggregate notional amount of $250,000. The Company has evaluated these swaps and believes these instruments qualify for hedge accounting pursuant to SFAS No. 133.

        Upon adoption of SFAS No. 133, the Company recorded the fair value of these interest rate swaps as an obligation of $6,900, with the offset (net of taxes of $2,796) recorded as an unrealized loss in other comprehensive (loss) income (see Note 8). Because the relevant terms of the interest rate swaps and the specific debts they have been designated to hedge are not identical, the swaps are not perfectly effective, and could result in ineffectiveness being recorded in earnings. Accordingly, the ineffective portion of the hedge amounting to $250 (net of taxes of $170) has been recorded as a cumulative effect of change in accounting principle in the accompanying financial statements.

        As of April 30, 2002 the fair value of these swaps was an obligation of $8,225, with the net amount (net of taxes of $3,312) recorded as an unrealized loss in other comprehensive (loss) income. The estimated net amount of the existing losses as of April 30, 2002 included in accumulated other comprehensive income expected to be reclassified into earnings as payments are either made or received under the terms of the interest rate swaps within the next 12 months is approximately $8,225. The actual amounts reclassified into earnings are dependent on future movements in interest rates.

        The Company's strategy to hedge against fluctuations in the commodity prices of recycled paper is to enter into hedges to mitigate the variability in cash flows generated from the sales of recycled paper at floating prices, resulting in a fixed price being received from these sales. The Company had entered into 10 commodity hedges, which expired at various times between December 2001 and February 2003. The Company had evaluated these hedges and believed that these instruments qualified for hedge accounting pursuant to SFAS No. 133. Because the relevant terms of the hedges and the transactions they were designated to hedge were identical, there was no ineffectiveness required to be recognized in earnings. Upon adoption of SFAS No. 133, the Company recorded the fair value of these hedges as an asset of $1,800, with the net amount (net of taxes of $729) recorded as an unrealized gain in other comprehensive (loss) income.

        On December 2, 2001, Enron Corporation (Enron), the counterparty for all of the Company's commodity hedges, filed for Chapter 11 bankruptcy protection. As a result of the filing, the Company executed the early termination provisions provided under the forward contracts, and filed a claim with the bankruptcy court. Additionally, the Company agreed with its equity method investee, GreenFiber, to include GreenFiber in its claim (as allowed under the applicable affiliate provisions). The Company recorded a charge of $1,688 in other expense to recognize the change in fair value of its commodity contracts. Subsequent changes in the fair value of these commodity contracts (currently $319 in fiscal year 2002) will be reflected in earnings until their March 2003 termination.

        Deferred gains of approximately $661, net of tax, related to the Company's terminated contracts with Enron are included in accumulated other comprehensive income, and will be reclassified into earnings as the original hedged transactions settle.

(b)    SFAS No. 142, Goodwill and Other Intangible Assets

        As described in Note 1(o), and in accordance with the transition provisions required upon the adoption of SFAS No. 142 effective May 1, 2002, the following schedule reflects net income and earnings per share for fiscal years 2000, 2001 and 2002 adjusted to exclude goodwill amortization expense.

	Fiscal Year
	2000	2001	2002
Reported net income (loss) available to common stockholders	$11,050	$(103,505)	$4,471
Goodwill amortization (net of income taxes of $1,759, $2,143 and $1,329)	3,281	6,254	4,956

Adjusted net income (loss) available to common stockholders	$14,331	$(97,251)	$9,427

Basic earnings per common share:
Reported net income (loss) available to common stockholders	$0.59	$(4.46)	$0.19
Goodwill amortization, net	0.18	0.27	0.21

Adjusted basic earnings (loss) per share available to common stockholders	$0.77	$(4.19)	$0.40

Diluted earnings per common share:
Reported net income (loss) available to common stockholders	$0.57	$(4.46)	$0.19
Goodwill amortization, net	0.17	0.27	0.20

Adjusted diluted earnings (loss) per share available to common stockholders	$0.74	$(4.19)	$0.39

(c)    SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets

        On May 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment of Long-Lived Assets. Among other things, this standard requires that the assets and liabilities of a disposal group held for sale (including those of discontinued operations) be presented separately in the asset and liability sections, respectively, of the balance sheet. The standard also requires reclassification of such items if financial statements are reissued. The table below shows the balance sheet as previously reported, and also as reclassified pursuant to SFAS No. 144. See also Note 14.

	April 30,
	2001	2002
As previously reported:
Net assets held for sale	$8,041	$—
Net assets of discontinued operations	11,534	1,619
Other current assets	106,010	75,481

Total current assets	125,585	77,100
Non-current assets	560,708	543,941

Total assets	$686,293	$621,041

Current liabilities	$70,528	$73,083
Non-current liabilities	385,094	310,432

Total liabilities	$455,622	$383,515

Reclassified pursuant to FAS 144:
Assets held for sale	$44,225	$2,447
Other current assets	106,010	75,481

Total current assets	150,235	77,928
Non-current assets	560,708	543,941

Total assets	$710,943	$621,869

Liabilities of operations held for sale	$24,650	$828
Other current liabilities	70,528	73,083

Total current liabilities	95,178	73,911
Other non-current liabilities	385,094	310,432

Total liabilities	$480,272	$384,343

3.    BUSINESS COMBINATIONS

(a)    Transactions Recorded as Purchases

        On December 14, 1999, the Company consummated its acquisition of KTI, a publicly traded solid waste handling company. KTI specializes in solid waste disposal and recycling, and operates manufacturing facilities utilizing recycled materials. All of KTI's common stock was acquired in exchange for 7,152,157 shares of Class A Common Stock.

        In addition to the above, the Company also acquired 38, 13 and four solid waste hauling operations in fiscal years 2000, 2001 and 2002, respectively, in transactions accounted for as purchases. Accordingly, the operating results of these businesses are included in the accompanying consolidated statements of operations from the dates of acquisition, and the purchase prices have been allocated to the net assets acquired based on fair values at the dates of acquisition, with the residual amounts allocated to goodwill. Management does not believe the final purchase price allocation will produce materially different results than reflected herein.

        The purchase prices allocated to those net assets acquired (including KTI) were as follows:

	April 30,
	2000	2001	2002
Current assets	$107,457	$644	$60
Property, plant and equipment	220,830	2,671	5,821
Intangible assets (including goodwill)	190,178	19,287	1,496
Other non-current assets	589	—	—
Current liabilities	(41,647)	(4)	—
Other non-current liabilities	(281,709)	—	—

Total Consideration	$195,698	$22,598	$7,377

        The following unaudited pro forma combined information shows the results of the Company's operations for the fiscal years 2000 and 2001 as though each of the acquisitions completed in the two years occurred as of May 1, 1999. For the fiscal year 2002, unaudited pro forma combined information shows the results of the Company's operations as though each of the acquisitions completed in 2002 had occurred as of May 1, 2001.

	Fiscal Year
	2000	2001	2002
Revenues	$562,462	$482,759	$427,139
Operating income (loss)	$53,912	$(28,474)	$41,879
Net income (loss) available to common stockholders	$11,345	$(103,446)	$4,762
Diluted pro forma net income (loss) per common share	$0.51	$(4.46)	$0.20
Weighted average diluted shares outstanding	22,346	23,189	24,169

        The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisitions taken place or the results of future operations of the Company. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisitions.

(b)    Transactions Recorded as Poolings of Interests

        The Company has completed several mergers and business acquisitions accounted for as poolings of interests. For the year ended April 30, 2000 the Company merged with two businesses and issued 362,973 Class A common shares. There were no acquisitions accounted for as poolings of interests in the fiscal years ended 2001 and 2002.

4.    RESTRICTED CASH

        Restricted cash consists of cash held in trust on deposit with various banks as collateral for the Company's financial obligations relative to its self-insurance claims liability as well as landfill closure and post-closure costs and other facilities' closure costs. Cash is also restricted by specific agreement for facilities' maintenance and other purposes.

        A summary of restricted cash is as follows:

	April 30, 2001			April 30, 2002
	Short Term	Long Term	Total	Short Term	Long Term	Total
Insurance	$6,872	$—	$6,872	$10,144	$—	$10,144
Landfill closure	—	2,498	2,498	91	2	93
Other facilities closure	—	301	301	—	—	—
Facility maintenance and operations	—	—	—	50	—	50
Other	303	103	406	1	—	1

Total	$7,175	$2,902	$10,077	$10,286	$2	$10,288

5.    PROPERTY, PLANT AND EQUIPMENT

        Property, Plant and Equipment at April 30, 2001 and 2002 consist of the following:

	April 30,
	2001	2002
Land	$11,813	$13,289
Landfills	90,173	112,506
Buildings and improvements	50,597	51,690
Machinery and equipment	139,921	147,838
Rolling stock	84,076	84,825
Containers	39,117	40,488

	415,697	450,636
Less—Accumulated depreciation and amortization	125,160	163,521

	$290,537	$287,115

        Depreciation expense for the fiscal years 2000, 2001 and 2002 was $23,246, $35,033 and $32,382, respectively.

6.    INTANGIBLE ASSETS

        Intangible assets at April 30, 2001 and 2002 consist of the following:

	April 30,
	2001	2002
Goodwill	$241,181	$239,836
Covenants not to compete	14,206	14,447
Customer lists	562	420
Deferred debt acquisition costs and other	8,040	8,490

	263,989	263,193
Less: accumulated amortization	26,416	34,742

	$237,573	$228,451

        Amortization expense for the fiscal years 2000, 2001 and 2002 was $15,097, $17,850 and $18,314, respectively.

7.    OTHER ACCRUED LIABILITIES

        Other accrued liabilities at April 30, 2001 and 2002 consist of the following:

	April 30,
	2001	2002
Interest rate swap obligation	$—	$8,225
Self insurance reserve	5,341	5,491
Accrued restructuring liability	4,151	37
Other accrued liabilities	12,872	9,953

Total other accrued liabilities	$22,364	$23,706

8.    LONG-TERM DEBT

        Long-term debt as of April 30, 2001 and 2002 consists of the following:

	April 30,
	2001	2002
Advances on senior secured revolving credit facility (the "Revolver") which provides for advances of up to $280,000, due December 14, 2004, bearing interest at LIBOR plus 2.50%, (approximately 4.50% at April 30, 2002 based on 3 month LIBOR), and decreasing to $275,000 and $250,000 in fiscal 2003 and 2004, respectively, collateralized by substantially all of the assets of the Company	$208,415	$156,800
Advances on senior secured delayed draw term "B" Loan (the "Term Loan") due December 14, 2006, bearing interest at LIBOR plus 3.75% (approximately 5.75% at April 30, 2002 based on 3 month LIBOR), and calling for principal payments of $1,500 per year, beginning in fiscal 2001 with the remaining principal balance due at maturity. This loan is collateralized by substantially all of the assets of the Company	137,500	119,300
Notes payable in connection with businesses acquired, bearing interest at rates of 0% - 12.5%, due in monthly or annual installments varying to $22, expiring December 2002 through May 2009	4,329	1,797
Subordinated, convertible notes payable in connection with business acquired, bearing interest at 7.5%, due in monthly installments varying to $48, expiring on March 15, 2003. Convertible into Class A common stock of the Company, at the note holder's election, at the rate of one share of common stock for each $15.375 of the principal amount surrendered for conversion	4,110	2,419
Notes payable in connection with businesses acquired, bearing interest at 0%, discounted at 4.74% to 5.5%, due in monthly and quarterly installments varying to $375 through April 2005	2,847	3,665

	357,201	283,981
Less—Current Portion	6,690	6,436

	$350,511	$277,545

        The Revolver and the Term Loan credit facility agreements contain covenants that restrict dividends and stock repurchases, limit capital expenditures and annual operating lease payments, set minimum fixed charges, interest coverage and leverage ratios and positive quarterly profitable operations, as defined. For the year ended April 30, 2002, the Company considered its quarterly profitable operations measure to be the most restrictive. For the quarter ended April 30, 2001, the Company's compliance with the covenants was waived. The Revolver credit agreement requires the Company to pay a quarterly commitment fee of 0.50% on the full amount of the facility.

        Further advances were available under the Revolver in the amount of $44,985 and $83,276 as of April 30, 2001 and 2002, respectively. These available amounts are net of outstanding irrevocable letters of credit totaling $26,600 and $39,923 as of April 30, 2001 and 2002. As of April 30, 2001 and 2002 no amounts had been drawn under the outstanding letters of credit.

        The Company has entered into interest rate swap agreements to balance fixed and floating rate debt interest risk in accordance with management's criteria. The agreements are contracts to exchange fixed and floating interest rate payments periodically over a specified term without the exchange of the underlying notional amounts. The agreements provide only for the exchange of interest on the notional amounts at the stated rates, with no multipliers or leverage. Differences paid or received over the life of the agreements are recorded in the consolidated financial statements as additions to or reductions of interest expense on the underlying debt. The fair market value of the swaps is estimated at a loss of $6,900 and $8,225 as of April 30, 2001 and 2002, respectively.

        As of April 30, 2002, interest rate agreements in notional amounts and with terms as set forth in the following table were outstanding:

Bank	Notional Amounts	Receive	Pay	Range of Agreement
Bank A	$130,000	LIBOR	5.43–6.74%	January 2001 to March 2003
Bank B	$120,000	LIBOR	5.19–6.875%	April 2000 to April 2003

        As of April 30, 2002, debt matures as follows:

Fiscal Year
2003	$6,436
2004	2,365
2005	159,072
2006	1,452
2007	114,512
Thereafter	144

$283,981

        The Company is negotiating a new senior secured credit facility which will provide for a $150,000 term loan and a $175,000 revolving credit facility, for total aggregate borrowings of up to $325,000. The new credit facilities will be available to the Company contingent upon the closing of a senior subordinated note offering in the amount of $150,000. The net proceeds from the senior subordinated note offering and initial borrowings under the new senior secured credit facilities will be used to repay all outstanding amounts under its existing senior secured credit facilities, fees and expenses related to the new senior secured credit facilities and for general corporate purposes. There can be no assurance that these financings will be completed.

9.    COMMITMENTS AND CONTINGENCIES

(a)    Leases

        The following is a schedule of future minimum lease payments, together with the present value of the net minimum lease payments under capital leases, as of April 30, 2002.

	Operating Leases	Capital Leases
Fiscal Year
2003	$5,013	$2,070
2004	4,260	1,297
2005	3,844	730
2006	3,350	535
2007	2,158	494
Thereafter	1,452	535

Total Minimum Lease Payments	$20,077	5,661

Less—amount representing interest		794

		4,867
Current maturities of capital lease obligations		1,816

Present value of long term capital lease obligations		$3,051

        The Company leases real estate, compactors and hauling vehicles under leases that qualify for treatment as capital leases. The assets related to these leases have been capitalized and are included in property and equipment at April 30, 2001 and 2002.

        The Company leases operating facilities and equipment under operating leases with monthly payments varying to $63.

        Total rent expense under operating leases charged to operations was $1,979, $2,649 and $5,787 for each of the fiscal years 2000, 2001 and 2002, respectively.

(b)    Investment in Waste to Energy Facilities

        Effective March 1, 2001, the Company acquired the remaining 16.25% minority interest in its majority owned subsidiary, Maine Energy, and sold all of its majority interest in the Penobscot Energy Recovery Company LP. Net proceeds for these transactions amounted to $12,011. Therefore, the Company now owns a 100% interest in Maine Energy, which utilizes non-hazardous solid waste as the fuel for the generation of electricity.

        Maine Energy sells the electricity it produces to Central Maine Power ("Central Maine") pursuant to a long-term power purchase agreement. Under this agreement, Maine Energy has agreed to sell energy to Central Maine through May 31, 2007 at an initial rate of 7.18 cents (determined in 1996) per kilowatt-hour ("kWh"), which escalates annually by 2% (8.32 cents per kWh as of April 30, 2002). From June 1, 2007 until December 31, 2012, Maine Energy is to be paid the then current market value for both its energy and capacity by Central Maine.

        If, in any year, Maine Energy fails to produce 100,000,000 kWh of electricity and Maine Energy does not have a force majeure defense, such as physical damage to the plant or other similar events, Maine Energy must pay approximately $3,750 to Central Maine as liquidated damages. This payment obligation is secured by a letter of credit with a bank. Additionally, if, in any year, Maine Energy fails to produce 15,000,000 kWh of electricity and Maine Energy does not have a force majeure defense, Maine Energy must pay the balance of the letter of credit to Central Maine as liquidated damages. The balance of the letter of credit at April 30, 2002 was $22,500.

        The Company has met all of its kWh requirements under the power purchase agreement for the fiscal years 2000, 2001 and 2002.

        Under the terms of a waste handling agreement between certain municipalities and Maine Energy, the latter is obligated to make a payment at the point in time that Maine Energy pays off its debt obligations (as defined), currently estimated to occur between 2003 and 2005, or upon the consummation of an outright sale of Maine Energy. The estimated obligation has been recorded in other long-term liabilities as of April 30, 2002.

        Additionally, the Company owned 100% of Timber Energy Resources, Inc. ("Timber Energy"). Timber Energy uses biomass waste as its source of fuel to be combusted for the generation of electricity. Timber Energy also operates two wood processing facilities. Timber Energy sells the electricity that it generates to Florida Power Corporation ("Florida Power"), a local electric utility, under a power purchase agreement. Under the terms of the power purchase agreement, Florida Power has agreed to purchase all of the electricity generated by Timber Energy. Timber Energy was sold effective July 31, 2001.

(c)    Legal Proceedings

        In the normal course of its business and as a result of the extensive governmental regulation of the waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving Federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke, or to deny renewal of, an operating permit held by the Company. In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during the normal operation of the waste management business.

        During fiscal year 2002, the Company settled four lawsuits all of which had been previously provided for, thus having no effect on the Company's financial position.

        The Company is a defendant in certain other lawsuits alleging various claims incurred in the ordinary course of business, none of which, either individually or in the aggregate, the Company believes are material to its financial condition, results of operations or cash flows.

(d)    Environmental Liability

        The Company is subject to liability for any environmental damage, including personal injury and property damage, that its solid waste, recycling and power generation facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not presently aware of any situations that it expects would have a material adverse impact on the results of operations or financial condition.

(e)    Employment Contracts

        The Company has entered into employment contracts with four of its senior officers. Two contracts are dated December 8, 1999, while the other two are dated June 18, 2001 and July 20, 2001, respectively. Each contract has a three-year term and a two-year covenant not to compete from the date of termination. Total annual commitments for salaries under these contracts are $1,033. In the event of a change in control of the Company, or in the event of involuntary termination without cause, the employment contracts provide for the payment of from one to three years of salary and bonuses.

10.  STOCKHOLDERS' EQUITY

(a)    Preferred Stock

        The Company is authorized to issue up to 1,000,000 shares of preferred stock in one or more series. As of April 30, 2001 and 2002, the Company had 55,750 shares outstanding of Series A Redeemable Convertible Preferred Stock issued at $1,000 per share. These shares are convertible into Class A common stock, at the option of the Holders, at $14 per share. Dividends are cumulative at a rate of 5%, compounded quarterly. The Company has the option to redeem the preferred stock for cash at any time after three years at a price giving the holder a defined yield, but must redeem the shares by the seventh anniversary date at liquidation value, which equals original cost, plus accrued but unpaid dividends, if any. Pursuant to the stock agreement, acceleration of the liquidation provisions would occur upon change in control of the Company.

        During the fiscal years 2001 and 2002, the Company accrued $1,970 and $3,010 of dividends, respectively, which are included in the carrying value of the preferred stock in the accompanying consolidated balance sheet.

(b)    Common Stock

        The holders of the Class A Common Stock are entitled to one vote for each share held. The holders of the Class B Common Stock are entitled to ten votes for each share held, except for the election of one director, who is elected by the holders of the Class A Common Stock exclusively. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis at the option of the shareholder.

(c)    Stock Warrants

        At April 30, 2001 and 2002, the Company had outstanding warrants to purchase 250,880 and 227,530 shares, respectively, of the Company's Class A Common Stock at exercise prices between $0.01 and $43.63 per share, based on the fair market value of the underlying common stock at the time of the warrants' issuance. The warrants are exercisable and expire at varying times through November 2008.

(d)    Stock Option Plans

        During 1993, the Company adopted an incentive stock option plan for officers and other key employees. The 1993 Incentive Stock Option Plan (the "1993 Option Plan") provided for the issuance of a maximum of 300,000 shares of Class A Common Stock. As of April 30, 2001, options to purchase 17,000 shares of Class A common stock were outstanding at a weighted average exercise price of $4.61. As of April 30, 2002, options to purchase 15,000 shares of Class A common stock were outstanding at a weighted average exercise price of $4.61. No further options may be granted under this plan.

        During 1994, the Company adopted a non-statutory stock option plan for officers and other key employees. The 1994 Stock Option Plan (the "1994 Option Plan") provided for the issuance of a maximum of 150,000 shares of Class A Common Stock. As of April 30, 2001 and 2002, options to purchase 15,000 shares of Class A common stock at a weighted average exercise price of $0.60 were outstanding under the 1994 Option Plan. No further options may be granted under this plan.

        In May 1994, the Company also established a nonqualified stock option pool for certain key employees. The plan, which was not approved by stockholders, established 338,000 stock options to purchase Class A common stock. As of April 30, 2001, options to purchase 302,656 shares of Class A common stock were outstanding at a weighted average exercise price of $2.00. As of April 30, 2002, options to purchase 264,000 shares of Class A common stock were outstanding at a weighted average exercise price of $2.00. No further options may be granted under this plan.

        During 1996, the Company adopted a stock option plan for employees, officers and directors of, and consultants and advisors to the Company. The 1996 Stock Option Plan (the "1996 Option Plan") provided for the issuance of a maximum of 918,135 shares of Class A Common Stock pursuant to the grant of either incentive stock options or non-statutory options. As of April 30, 2001, a total of 363,707 options to purchase Class A Common Stock were outstanding at a weighted average exercise price of $11.98. As of April 30, 2002, a total of 320,238 options to purchase Class A common Stock were outstanding at an average exercise price of $11.76. No further options may be granted under this plan.

        On July 31, 1997, the Company adopted a stock option plan for employees, officers and directors of, and consultants and advisors to the Company. The Board of Directors has the authority to select the optionees and determine the terms of the options granted. The 1997 Stock Option Plan (the "1997 Option Plan") provides for the issuance of 5,328,135 shares of Class A Common Stock pursuant to the grant of either incentive stock options or non-statutory options, which includes all authorized, but unissued options under previous plans. As of April 30, 2001, options to purchase 4,066,020 shares of Class A Common Stock at an average exercise price of $11.41 were outstanding under the 1997 Option Plan. As of April 30, 2002, options to purchase 3,404,628 shares of Class A Common Stock at a weighted average exercise price of $13.81 were outstanding under the 1997 Option Plan. As of April 30, 2002, 2,007,534 options were available for future grant under the 1997 Option Plan.

        Additionally, options outstanding under the assumed KTI Stock Option Plan totaled 588,769 and 123,992 at April 30, 2001 and 2002, respectively, at weighted average exercise prices of $26.31 and $23.18, respectively. Upon assumption of this plan, entitled optionees under the KTI plan received one option to acquire one share of the Company's stock for every option held. The exercise price of the converted options was increased by 96.1% based on relative fair values of the underlying stock at the date of the KTI acquisistion.

        On July 31, 1997, the Company adopted a stock option plan for non-employee directors of the Company. The 1997 Non-Employee Director Stock Option Plan provides for the issuance of a maximum of 100,000 shares of Class A Common Stock pursuant to the grant of non-statutory options. As of April 30, 2001 and 2002, options to purchase 56,500 shares of Class A Common Stock at a weighted average exercise price of $16.00 and 94,000 shares of Class A Common Stock at a weighted average exercise price of $14.12, respectively, were outstanding under the 1997 Non-Employee Director Stock Option Plan. As of April 30, 2002, 6,000 options were available for future grant under the 1997 Non-Employee Director Stock Option Plan.

        On July 2, 2001, the Company offered its employees, other than executive officers, the opportunity to ask the Company to exchange options having an exercise price of $12.00 or more per share. For every two eligible options surrendered, the participating option holders received one new option on February 4, 2002 at an exercise price of $12.75, which was equal to the closing price of a common share as quoted by NASDAQ on that day.

        Options generally vest over a one to three year period from the date of grant and are granted at prices at least equal to the prevailing fair market value at the issue date. In general, options are issued with a life not to exceed ten years.

        Stock option activity for the fiscal years 2000, 2001 and 2002 is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, April 30, 1999	1,969,559	$17.65
Granted	1,402,000	16.27
Issued in Connection with the Acquisition of KTI	930,417	26.59
Terminated	(216,335)	(20.56)
Exercised	(168,901)	(2.05)

Outstanding, April 30, 2000	3,916,740	19.78
Granted	1,929,060	9.26
Terminated	(433,148)	(24.62)
Exercised	(3,000)	(8.69)

Outstanding, April 30, 2001	5,409,652	15.65
Granted	710,565	13.09
Surrendered under Exchange Program	(666,315)	(27.77)
Terminated	(802,009)	(20.56)
Exercised	(415,035)	(7.87)

Outstanding, April 30, 2002	4,236,858	$13.09

Exercisable, April 30, 2001	4,071,188	$16.44

Exercisable, April 30, 2002	3,811,775	$13.27

        Set forth below is a summary of options outstanding and exercisable as of April 30, 2002:

	Options Outstanding
				Options Exercisable
		Weighted Average Remaining Contractual Life (Years)
Range of Exercise Price	Number of Outstanding Options		Weighted Average Exercise Price	Number of Exercisable Options	Weighted Average Exercise Price
$.60—$2.00	279,000	2.1	$1.92	279,000	$1.92
$4.61—$8.78	1,205,127	6.2	8.29	1,173,794	8.32
$10.00—$18.00	2,110,674	6.9	13.46	1,735,700	13.91
$18.01—$27.00	406,310	6.6	22.60	390,954	22.75
Over $27.00	235,747	2.0	31.13	232,327	31.11

Totals	4,236,858	6.1	$13.09	3,811,775	$13.27

        During fiscal 1996, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which defines a fair value based method of accounting for stock-based employee compensation and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation costs for those plans using the intrinsic method of accounting prescribed by APB Opinion No. 25. Entities electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in SFAS No. 123 had been applied.

        The Company has elected to account for its stock-based compensation plans under APB Opinion No. 25. However, the Company has computed, for pro forma disclosure purposes, the value of all options granted during the fiscal years 2000, 2001 and 2002 using the Black-Scholes option pricing model as prescribed by SFAS No. 123, using the following weighted average assumptions for grants in the fiscal years ended 2000, 2001 and 2002.

	April 30,
	2000	2001	2002
Risk free interest rate	5.81%—6.69%	4.85%—6.76%	4.03%—5.05%
Expected dividend yield	N/A	N/A	N/A
Expected life	5 Years	7 Years	5 Years
Expected volatility	67.37%	84.20%	65.00%

        The total value of options granted during the years ended April 30, 2000, 2001 and 2002 would be amortized on a pro forma basis over the vesting period of the options. Options generally vest over a one to three year period. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's net income (loss) and net income (loss) per share would have changed as reflected in the following pro forma amounts:

	Fiscal Year
	2000	2001	2002
Net income (loss) available to common stockholders
As reported	$11,050	$(103,505)	$4,471
Pro forma	$4,379	$(116,594)	$667
Diluted net income (loss) per share of common stock
As reported	$0.57	$(4.46)	$0.19
Pro forma	$0.23	$(5.03)	$0.03

        The weighted average grant date fair value of options granted during the fiscal years 2000, 2001 and 2002 is $3.30, $7.28 and $7.06, respectively.

11.  RESTRUCTURING

        In April 2001, the Company's Board of Directors approved a reorganization of certain of the Company's operations. This reorganization consisted of the elimination of various positions and the closure of certain facilities. The following items were charged to earnings during 2001:

Severance	$3,786
Facility closures	365

$4,151

        Severance relates to the termination of 19 employees, primarily in management and administration, as well as three officers of the Company. Facility closures include the costs of closing two transfer stations.

        During the fiscal year 2002, $3,676 was charged against the accrual. At April 30, 2002, the reversal of various prior year unrealized restructuring expenses netted with current year restructuring charges of $254, amounted to ($438). The remaining balance included in other accrued liabilities in the accompanying April 30, 2002 balance sheet amounts to $37.

12.  EMPLOYEE BENEFIT PLANS

        The Company offers its eligible employees the opportunity to contribute to a 401(k) plan. The Company may contribute up to 500 dollars per individual per calendar year. Participants vest in employer contributions ratably over a three-year period. Employer contributions for the fiscal years 2000, 2001 and 2002 amounted to $387, $434 and $406, respectively.

        In January 1998, the Company implemented its Employee Stock Purchase Plan. Under this plan, qualified employees may purchase shares of Class A Common Stock by payroll deduction at a 15% discount from the market price. 600,000 shares of Class A Common Stock have been reserved for this purpose. During the fiscal years 2000, 2001 and 2002, 6,616, 29,287 and 30,904 shares, respectively, of Class A Common Stock were issued under this plan.

13.  INCOME TAXES

        The provision (benefit) for income taxes from continuing operations for the fiscal years 2000, 2001 and 2002 consists of the following:

	April 30,
	2000	2001	2002
Federal—
Current	$4,912	$(1,036)	$(1,639)
Deferred	3,079	(2,935)	9,071
Deferred benefit of loss carryforwards	—	(5,721)	(4,049)

	7,991	(9,692)	3,383

State—
Current	1,791	(829)	565
Deferred	833	(1,068)	2,966
Deferred benefit of loss carryforwards	—	(1,142)	(1,027)

	2,624	(3,039)	2,504

Total	$10,615	$(12,731)	$5,887

        The differences in the provision for income taxes and the amounts determined by applying the Federal statutory rate to income before provision for income taxes for the years ended April 30, 2000, 2001 and 2002 are as follows:

	Fiscal Year
	2000	2001	2002
Federal statutory rate	35%	35%	35%
Tax at statutory rate	$7,632	$(32,978)	$6,200
State income taxes, net of federal benefit	1,706	(1,975)	1,628
Non-deductible impairment charge	—	12,825	—
Non-deductible goodwill	205	1,155	1,052
Losses on business dispositions	—	—	(2,072)
Equity in loss of unconsolidated entities	295	6,390	(390)
Other, net	777	1,852	(531)

	$10,615	$(12,731)	$5,887

        Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for income tax purposes.

        Deferred tax assets and liabilities consist of the following at April 30, 2001 and 2002:

	April 30,
	2001	2002
Deferred tax assets:
Accrued expenses and reserves	$16,293	$14,291
Basis difference in partnership interests	428	5,532
Amortization of intangibles	13,562	8,833
Unrealized loss on securities	—	3,727
Capital loss carryforward	—	1,900
Net operating loss carryforwards	35,931	38,672
Alternative minimum tax credit carryforwards	1,442	672
Other tax carryforwards	235	—
Other	875	1,534

Total deferred tax assets	68,766	75,161
Less: valuation allowance	(24,134)	(28,512)

Total deferred tax assets after valuation allowance	44,632	46,649

Deferred tax liabilities:
Accelerated depreciation of property and equipment	(28,980)	(35,495)
Other	(2,378)	(1,739)

Total deferred tax liabilities	(31,358)	(37,234)

Net deferred tax asset (liability)	$13,274	$9,415

        At April 30, 2002, the Company has for income tax purposes Federal net operating loss carryforwards of approximately $90,255 that expire in years 2005 through 2022 and state net operating loss carryforwards of approximately $88,897 that expire in years 2003 through 2022. Substantial limitations restrict the Company's ability to utilize certain Federal and state loss carryforwards. Due to uncertainty of the utilization of the carryforwards, no tax benefit has been recognized for approximately $38,386 of the Federal net operating loss carryforwards and $76,560 of the state net operating loss carryforwards. In addition, the Company has approximately $672 minimum tax credit carryforward available that is not subject to limitation.

        The $4,378 net increase in the valuation allowance is due to the addition of a valuation allowance for a capital loss carryforward generated in the current year and the increase in the basis difference for the investment in New Heights, less the expiration of certain state loss carryforwards and $3,156 reduction in Federal losses acquired through acquisitions and recorded as a reduction of goodwill. The Company reduced the valuation allowance for Federal losses due to higher estimates of future taxable income and due to a reduction of the limitation on a portion of the losses upon the sale of certain operations.

        The valuation allowance includes $15,690 related to losses acquired through acquisitions. To the extent that future realization of such carryforwards exceeds the Company's current estimates, additional benefits received will be recorded as a reduction of goodwill. In assessing the realizability of carryforwards and other deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company adjusts the valuation allowance in the period management determines it is more likely than not that deferred tax assets will or will not be realized.

14.  DISCONTINUED OPERATIONS, ASSETS HELD FOR SALE, DIVESTITURES AND EXTRAORDINARY ITEM

Discontinued Operations:

        At the end of fiscal year 2001, the Company adopted a formal plan to dispose of its tire processing, commercial recycling and mulch recycling businesses (herein "discontinued businesses"). The Company is accounting for these planned dispositions in accordance with APB Opinion No. 30, and accordingly the discontinued businesses are carried at estimated net realizable value less costs to be incurred through date of disposition.

        For the fiscal year 2001, the estimated loss on the disposal of the discontinued operations of $3,846, net of income tax benefit of $1,085, represents the estimated loss on the disposal of the assets of the discontinued operations and includes costs to sell, estimated loss on sale and a provision for losses during the phase-out period.

        The mulch recycling business was sold effective June 30, 2001. The Company's tire processing business was sold in September 2001 for cash consideration of $13,745. The Company retained a 19.9% interest in the new venture, which was valued at $3,080. The Company is accounting for its retained investment under the cost method. The commercial recycling center in Newark, New Jersey was sold effective April 18, 2002.

        Actual operating results of discontinued businesses for the fiscal year 2002 exceeded the original estimate by $599 (net of income tax provision of $408), and the actual loss on the sale of assets exceeded the estimate by $4,695 (net of income tax benefit of $565). Accordingly, the accompanying income statement for the year ended April 30, 2002 includes an additional loss on disposal of discontinued operations of $4,096.

        Net assets of discontinued operations at April 30, 2002 represent a commercial recycling facility that the company expects to sell in fiscal year 2003. Net assets of discontinued operations are stated at their expected net realizable values and have been separately classified in the accompanying balance sheets at April 30, 2001 and 2002 and consist of the following:

	April 30,
	2001	2002
Current assets	$8,407	$243
Non-current assets	18,949	2,204

Assets held for sale	$27,356	$2,447

Current liabilities	$9,690	$828
Non-current liabilities	6,132	0

Liabilities of operations held for sale	$15,822	$828

Net assets of discontinued operations	$11,534	$1,619

        A summary of the operating results of the discontinued operations is as follows:

	Fiscal Year
	2000	2001
Revenues	$23,129	$48,607
(Loss) income before income taxes	3,355	(24,229)
(Benefit) provision for income taxes	1,471	(8,781)

(Loss) income from discontinued operations, net of income taxes	$1,884	$(15,448)

        The Company has included approximately $13,957 and $27,921 of intercompany sales of recyclables from the commercial recycling business to the brokerage business in loss on discontinued operations for the fiscal years 2000, and 2001, respectively. Intercompany sales of recyclables from the commercial recycling business to the brokerage business amounted to $13,259 for the year ended April 30, 2002.

Net Assets Held for Sale:

        The Company had identified for sale certain other businesses which were classified as net assets held for sale as of April 30, 2001. These included its Timber Energy business and its one remaining plastics recycling facility.

        On May 17, 2001, the plastics recycling business was sold for approximately $998 in total consideration. The consideration consisted of $406 in cash and $592 in notes.

        On July 31, 2001, the Timber Energy business was sold for approximately $15,000 in total consideration. The consideration comprised the buyer's assumption of debt, reimbursement of restricted cash funds, and a working capital adjustment, resulting in $10,691 cash.

        Consolidated net assets held for sale primarily consisted of cash, accounts receivable, inventories, property, plant and equipment, trade payables and bonds payable. At April 30 2001, assets and liabilities of the assets held for sale consisted of the following:

April 30, 2001
Current assets	$4,361
Non-current assets	12,508

Assets held for sale	$16,869

Current liabilities	$4,165
Non-current liabilities	4,663

Liabilities of operations held for sale	$8,828

Net assets held for sale	$8,041

        Net assets held for sale was $0 at April 30, 2002.

Other Divestitures:

        A portion of the Company's 50% interest in New Heights was sold in September 2001 for consideration of $250. The Company retained an interest of 9.95% in the tire assets of New Heights, as well as financial obligations related solely to the New Heights power plant. In addition, the Company has an interest in certain notes granted by New Heights collectively valued at approximately $9,000, payment of which is contingent upon certain events. The Company will record the contingent consideration when the contingency is removed. The Company is accounting for its retained investment under the equity method.

        In October, 2001, the Company sold its Multitrade division for consideration of $6,893. The transaction resulted in a gain of $4,156 which is included in other income.

        In July, 2001, the Company sold its S&S Commercial division for consideration of $887. The transaction resulted in a gain of $692 which is included in other income.

Extraordinary Item:

        During fiscal year 2000, the Company paid off its existing revolving credit facility with a bank and incurred an extraordinary loss of $631 (net of tax benefit of $448), resulting from the write-off of related debt acquisition costs.

15.  EARNINGS PER SHARE

        The following table sets forth the numerator and denominator used in the computation of earnings per share:

	Fiscal Year
	2000	2001	2002
Numerator:
Net income (loss) from continuing operations	$11,190	$(82,241)	$11,827
Less: preferred dividends	—	(1,970)	(3,010)

Net income (loss) available to common stockholders	$11,190	$(84,211)	$8,817

Denominator:
Number of shares outstanding, end of period:
Class A common stock	22,215	22,198	22,667
Class B common stock	988	988	988
Effect of weighted average shares outstanding during period	(4,472)	3	(159)

Weighted average number of common shares used in basic EPS	18,731	23,189	23,496

Impact of potentially dilutive securities:
Dilutive effect of options, warrants and contingent stock	541	—	673

Weighted average number of common shares used in diluted EPS	19,272	23,189	24,169

        For the fiscal years 2000, 2001 and 2002, 2,033, 5,389 and 6,653, respectively, of common stock equivalents related to options, convertible debt, warrants and redeemable convertible preferred stock, respectively, were excluded from the calculation of dilutive shares since the inclusion of such shares would be anti-dilutive as the Company had reported a net loss.

16.  RELATED PARTY TRANSACTIONS

(a)    Services

        During fiscal years 2000, 2001 and 2002, the Company retained the services of a related party, a company wholly owned by two of the Company's major stockholders and members of the Board of Directors (one of whom is also an officer), as a contractor in developing or closing certain landfills owned by the Company. Total purchased services charged to operations or capitalized to landfills for the fiscal years 2000, 2001 and 2002 were $5,338, $3,780 and $2,559, respectively, of which $23 and $0 were outstanding and included in accounts payable at April 30, 2001 and 2002, respectively.

(b)    Leases

        On August 1, 1993, the Company entered into two leases for operating facilities with a partnership in which two of the Company's major stockholders and members of the Board of Directors (one of whom is also an officer) are the general partners. The leases are classified as capital leases in the accompanying consolidated balance sheets. The leases call for monthly payments of approximately $18 and expire in April 2003. Total interest and amortization expense charged to operations for fiscal years 2000, 2001 and 2002 under these agreements was $179, $236 and $204, respectively.

(c)    Post-closure Landfill

        The Company has agreed to pay the cost of post-closure on a landfill owned by certain principal shareholders. The Company paid the cost of closing this landfill in 1992, and the post-closure maintenance obligations are expected to last until 2012. In the fiscal years 2000, 2001 and 2002, the Company paid $5, $7 and $6 respectively, pursuant to this agreement. As of April 30, 2001 and 2002, the Company has accrued $89 and $83 respectively, for costs associated with its post-closure obligations.

(d)    Transfer Station Lease

        In June 1994, the Company entered into a transfer station lease for a term of 10 years. The transfer station is owned by a current member of the Company's Board of Directors, who became a director upon the execution of the lease. Under the terms of the lease the Company agreed to pay monthly rent for the first five years at a rate of five dollars per ton of waste disposed of at the transfer station, with a minimum rent of $6.7 per month. Since June 1999, the monthly rent was lowered to a rate of two dollars per ton of waste disposed, with a minimum rent of $2.5 per month. Total lease payments for the fiscal years 2000, 2001 and 2002 were $53.8, $55.4 and $64.4, respectively.

(e)    Employee Loans

        As of April 30, 2001 and 2002, the Company has recourse loans to officers and employees outstanding in the amount of $1,953 and $1,105, respectively. The interest on these notes is payable upon demand by the company. The notes have no fixed repayment terms. Interest is at the Wall Street Journal Prime Rate (4.75% at April 30, 2002). Notes from officers consisted of $1,866 and $1,016 at April 30, 2001 and 2002; respectively, with the remainder being from employees of the Company.

(f)    The Company sells recycled paper products to its equity method investee, GreenFiber. Revenue from sales to GreenFiber since the inception of the joint venture in July 2001 amounted to $2,513 and $2,303 for fiscal years 2001 and 2002, respectively.

17.  SEGMENT REPORTING

        SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in financial statements. In general, SFAS No. 131 requires that business entities report selected information about operating segments in a manner consistent with that used for internal management reporting.

        The Company classifies its operations into Eastern, Central, Western and FCR Recycling. The Company's revenues in the Eastern, Central and Western segments are derived mainly from one industry segment, which includes the collection, transfer, recycling and disposal of non-hazardous solid waste. The Eastern Region also includes Maine Energy, which generates electricity from non-hazardous solid waste. The Company's revenues in the FCR Recycling and brokerage segment are derived from integrated waste handling services, including processing and recycling of wood, paper, metals, aluminum, plastics and glass and brokerage of recycled materials. Ancillary operations, mainly residue recycling, major customer accounts and earnings from equity method investees, are included in Other.

	Eastern Region	Central Region	Western Region	FCR Recycling	Other	Eliminations	Total
Year Ended April 30, 2000
Outside revenues	$84,353	$97,807	$60,671	$46,034	$26,148	$—	$315,013
Inter-segment revenues	13,999	32,657	12,776	9,242	4,978	(73,652)	—
Net income (loss) from continuing operations before discontinued operations, extraordinary item and cumulative effect of change in accounting principle	1,259	14,793	5,227	3,190	(13,279)	—	11,190
Depreciation & amortization	11,692	13,992	7,847	1,228	3,584	—	38,343
Merger-related costs	1,101	—	389	—	—	—	1,490
Interest expense (net)	4,315	3,491	3,116	1,569	3,182	—	15,673
Capital expenditures	18,092	15,806	17,422	9,169	8,086	—	68,575
Total assets	377,724	127,749	112,237	91,870	150,890	—	860,470

Year Ended April 30, 2001
Outside revenues	$158,754	$99,305	$66,473	$108,903	$46,381	$—	$479,816
Inter-segment revenues	38,267	40,498	14,995	18,463	1,273	(113,496)	—
Net income (loss) from continuing operations before discontinued operations, extraordinary item and cumulative effect of change in accounting principle	(3,876)	3,706	4,152	(49,780)	(36,443)	—	(82,241)
Depreciation & amortization	20,349	14,330	9,855	3,955	4,394	—	52,883
Impairment charge	1,948	7,765	49	49,857	—	—	59,619
Interest expense (net)	10,346	3,564	4,321	6,923	13,493	—	38,647
Capital expenditures	25,843	20,545	16,445	7,750	(9,065)	—	61,518
Total assets	283,967	126,617	112,882	80,984	106,493	—	710,943
Year Ended April 30, 2002
Outside revenues	$148,726	$95,305	$65,628	$93,703	$17,459	$—	$420,821
Inter-segment revenues	30,494	45,171	14,626	6,402	58	(96,751)	—
Net income (loss) from continuing operations before discontinued operations, extraordinary item and cumulative effect of change in accounting principle	1,944	18,744	1,125	(8,501)	(1,485)	—	11,827
Depreciation & amortization	20,825	13,073	10,192	4,105	2,501	—	50,696
Interest expense (net)	8,708	3,096	7,434	10,044	1,289	—	30,571
Capital expenditures	15,850	11,856	6,490	2,573	905	—	37,674
Total assets	265,388	115,140	104,479	69,788	67,074	—	621,869

18.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

        The following is a summary of certain items in the Consolidated Statements of Operations by quarter for fiscal years 2001 and 2002.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal Year 2001
Revenues	$141,080	$126,448	$112,705	$99,583
Operating (loss) income	14,056	14,135	10,788	(67,944)
(Loss) income from continuing operations before income taxes, discontinued operations, extraordinary item and cumulative effect of change in accounting principle	3,630	3,101	(13,419)	(88,284)
Net (loss) income available to common stockholders	3,319	364	(13,620)	(93,568)
Basic net (loss) income per common share	0.14	0.02	(0.58)	(4.04)
Diluted net (loss) income per common share	0.14	0.01	(0.58)	(4.04)
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal Year 2002
Revenues	$112,341	$109,785	$101,189	$97,506
Operating income	11,517	12,441	8,228	9,566
Income from continuing operations before income taxes, discontinued operations, extraordinary item and cumulative effect of change in accounting principle	4,574	9,261	883	2,996
Net (loss) income available to common stockholders	1,474	3,789	(732)	(60)
Basic net (loss) income per common share	0.06	0.16	(0.03)	—
Diluted net (loss) income per common share	0.06	0.16	(0.03)	—

QuickLinks

  Exhibit 99.2
INDEX TO FINANCIAL STATEMENTS
Report of Independent Accountants
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (In thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS